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                                                                   EXHIBIT 10.34

                                    FORM OF
                               LICENSE AGREEMENT

    This  LICENSE  AGREEMENT  ("the  Agreement")  is  entered  into  as  of  the
         day of            , 1996 by and  between DR. MANFRED GEORGE  KRUKEMEYER
("Licensor") and PARACELSUS HEALTHCARE CORPORATION, a California corporation ("Licensee").

                              W I T N E S S E T H:

    WHEREAS, Licensor is the owner of the tradename PARACELSUS (the "Tradename") and the related trademark "PHC Paracelsus Healthcare Corporation" and design as such trademark appears on Exhibit A hereto (the "Trademark") (together with the Tradename, the "Licensed Marks").

    WHEREAS, Licensor currently owns all of the outstanding shares of common stock, no stated par value, of Licensee and has authorized Licensee to use the Licensed Marks in connection with the provision of certain healthcare services as described below.

    WHEREAS, Licensee desires to confirm in writing its right to use the Licensed Marks and Licensor, subject to certain terms and conditions, is willing to continue to license to Licensee the right to use the Licensed Marks in connection with healthcare services, including without limitation, the management of hospitals, skilled nursing facilities, home health agencies and medical office buildings, and all services incidental thereto (the "Licensed Services") in the United States of America (the "Territory").

    NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  GRANT OF LICENSE

    1.1.  Subject to the terms and provisions hereof, Licensor hereby grants  to
Licensee:

        (a) a perpetual, royalty-free, exclusive (even as against Licensor) and transferable (in accordance with the provisions of Section 6 hereof) right and license to use and register the Tradename in the Territory as all or part of a corporate name or "d/b/a".

        (b) a perpetual, royalty-free, exclusive (even as against Licensor) and transferable (in accordance with the provisions of Section 6 hereof) right and license to use the Trademark in connection with the Licensed Services in the Territory.

2.  QUALITY STANDARDS

    2.1. The quality of the Licensed Services offered under the Licensed Marks in the Territory by Licensee and all advertising and promotional material bearing the Licensed Marks shall conform at a minimum to quality standards heretofore established by Licensor and Licensee and existing as of the date of this Agreement.

    2.2. Upon Licensor's reasonable request from time to time but not more than twice annually, Licensee shall permit Licensor to visit Licensee's offices, work sites, or other places of business at reasonable times and upon at least 5 days notice from Licensor, for inspection by Licensor of activities, files, documents and other records relating to the Licensed Services for the purpose of determining Licensee's compliance with the standards required by the terms of this Agreement including without limitation with respect to the quality of the services being offered under the Licensed Marks, in the Territory.

    2.3. Licensee may use the Licensed Marks only in the form in which they are currently being used or as otherwise approved in writing by Licensor, such approval not to be unreasonably withheld or delayed.

    2.4. In the event that the Licensee is not in material conformance with the quality standards set forth above, Licensor shall so inform Licensee in writing and Licensee shall undertake to conform
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with such standards. If, after a ninety (180) day period from Licensor's initial notice of material non-conformance, the Licensee does not conform to the quality standards set forth above, then Licensor may terminate this Agreement; PROVIDED, HOWEVER, that if the quality problem is not capable of resolution within ninety
(180) days, and if, within such period, Licensee promptly commences and diligently pursues remedial efforts to rectify the quality problem and provides Licensor with a reasonable written plan of and schedule for prompt rectification of the quality problem, then Licensor shall only have the right to terminate if after an additional ninety (180) day period, such quality defects are not remedied.

3.  OWNERSHIP AND PROTECTION

    3.1. Licensee acknowledges that Licensor owns the Licensed Marks in the Territory and the goodwill associated therewith. All use of the Licensed Marks by Licensee pursuant to this Agreement and any goodwill generated thereby, shall inure to the benefit of Licensor and shall not vest in Licensee any title to or right or presumptive right to continue such use.

    3.2. Licensee shall not (a) challenge Licensor's title or rights in and to the Licensed Marks in the Territory, or (b) contest the fact that Licensee's rights under this Agreement are solely those of a licensee and shall cease upon expiration or earlier termination of this Agreement. Licensee shall not file or prosecute any trademark or service mark application or applications to register the Licensed Marks in the Territory.

    3.3. Licensor shall maintain all registrations and prosecute all applications for the Licensed Marks in the Territory, and Licensee shall pay all fees and Licensee and Licensor shall file all documents necessary to do so. Licensee and Licensor each shall cooperate with each other and take such action as reasonably requested by the other to maintain or prosecute such registrations and applications, including executing documents and providing appropriate specimens.

4.  INFRINGEMENTS

    4.1. In the event Licensee becomes aware of any infringement or unauthorized use of any of the Licensed Marks, Licensee shall promptly notify Licensor of such infringement or unauthorized use. Licensor shall have the sole initial right to take, and to determine whether or not to take, any action(s) it deems appropriate in its sole discretion with respect to any unauthorized use, infringement, or dilution of the Licensed Marks and Licensee shall cooperate with Licensor in connection with any such actions. If Licensor declines to take or fails to reasonably prosecute or pursue action with respect to a particular unauthorized use, infringement or dilution, then Licensee may undertake such action at Licensee's own expense and in Licensee's own name. Licensor will cooperate with Licensee in any such action, including joining in any action if necessary to maintain standing. All recovery in the form of legal damages shall belong to the party that brought or undertook the action after reimbursement to the other party of its respective expenses incurred in cooperating in such claim or legal action.

5.  TERMINATION

    5.1. Upon termination of this Agreement, Licensee shall, as soon as reasonably practicable: (i) change its corporate name or d/b/a as soon as practicable to delete therefrom all references to the Tradename and (ii) cease all use of, and destroy and/or effectively remove, the Licensed Marks and all references thereto from all remaining advertising, promotional, display and other materials, and shall thereafter refrain from further use of the Licensed Marks or any further reference to the Licensed Marks directly or indirectly.

    5.2. Upon the termination of this Agreement, all rights granted to Licensee hereunder together with any interest in and to the Licensed Marks which Licensee or its sublicensees may purport to have acquired, shall forthwith, without further act or instrument, be assigned to and revert to Licensor.

6.  ASSIGNMENT AND SUBLICENSING

    6.1. Licensee shall have the right to sublicense or assign any of the rights granted hereunder, or any part thereof, to any subsidiary or affiliate of Licensee.

    6.2. Licensee shall not otherwise assign any of its rights or obligations hereunder except in connection with the sale or transfer of all or substantially all of the business related to the Licensed Marks. Licensor shall not assign any of its rights or obligations hereunder, except (a) in the case of the
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death   of  Licensor,  to  Licensor's  executors,  administrators,  testamentary trustees, heirs, devisees, intestates and legatees ("Heirs") and (b) to any one of Licensor's current or future spouse, parents, siblings or descendants of such parents', siblings' or spouses (the "Family Members"); PROVIDED that such Heir and Family Member, as the case may be, simultaneously agree to be bound as a Licensor to all of the obligations of the Licensor under this Agreement; PROVIDED further that any assignee of Licensor's rights or obligations hereunder is also the assignee of the Licensed Marks.

7.  MISCELLANEOUS

    7.1. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been properly given or sent (i) on the date when such notice, request, consent, or communication is personally delivered or (ii) five (5) days after the same was sent, if sent by certified or registered mail or (iii) three (3) days after the same was sent, if sent by overnight courier delivery or confirmed telecopier transmission, as follows:

               (a)  if to Licensee, to:

                    Paracelsus Healthcare Corporation
                   515 West Greens Road, Suite 800
                   Houston, Texas 77067
                   Attention: Robert C. Joyner
                              Senior Vice President and General Counsel
                              Telecopier No.: (713) 873-6686

               with a copy to:

                   Skadden, Arps, Slate, Meagher & Flom
                   300 South Grand Avenue, Suite 3400
                   Los Angeles, CA 90071
                   Attention: Thomas C. Janson, Jr.
                   Telecopier No.: (213) 687-5600

               (b)  if to Licensor, to:

                   Dr. Manfred George Krukemeyer
                   AM Natruper Holz 69
                   D-49076 Osnabruck
                   Federal Republic of Germany
                   Telecopier No.: (011) 49-541-966-4006

               with a copy to:

                   R.J. Messenger
                   155 North Lake Avenue, Suite 1100
                   Pasadena, CA 91101
                   Telecopier No.: (818) 578-6380

               and to:

                   Dr. Meyer zu Losebeck
                   Sozietat Dr. H. Mertens
                   Hasemauer 9
                   49074 Osnabruck, Germany
                   Telecopier No.: (011) 49-541-331-1616

Anyone entitled to notice hereunder may change the address to which notices or other communications are to be sent to it by notice given in the manner contemplated hereby.

    7.2. Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers, and no party hereto shall have any power to obligate or bind any other party hereto in any manner whatsoever, except as otherwise provided for herein.
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    7.3.   None  of the  terms hereof  can be  waived or  modified except  by an express agreement in writing signed by the party to be charged. The failure of any party hereto to enforce, or the delay by any party in enforcing, any of its rights hereunder shall not be deemed a continuing waiver or a modification thereof and any party may, within the time provided by applicable law, commence appropriate legal proceedings to enforce any and all of such rights. Any party hereto may employ any of the remedies available to it with respect to any of its rights hereunder without prejudice to the use by it in the future of any other remedy with respect to any of such rights. No person, firm, or corporation, other than the parties hereto shall be deemed to have acquired any rights by reason of anything contained in this Agreement.

    7.4. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. Any attempt by Licensor or Licensee to transfer any of its rights or obligations under this Agreement, whether by assignment, sublicense or otherwise, other than as explicitly permitted pursuant to this Agreement, shall constitute an event of default, but shall otherwise be null and void.

    7.5. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas applicable to contracts made and to be wholly performed therein without regard to its conflicts of law rules, and any applicable laws of the United States. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Texas and the Federal courts of the United States of America located in the State of Texas solely in respect of the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suite or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Texas State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.1, shall be valid and sufficient service thereof.

    7.6. The provisions hereof are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such provision, or part thereof in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction, or any other provision in this Agreement in any jurisdiction. To the extent legally permissible, an arrangement which reflects the original intent of the parties shall be substituted for such invalid or unenforceable provision.

    7.7. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    7.8. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

    7.9. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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    IN  WITNESS  WHEREOF, the  parties hereto  have  executed this  Agreement or caused the same to be executed by a duly authorized officer as of the day and year first above written.

                                          PARACELSUS HEALTHCARE CORPORATION
                                          ("Licensee")
                                          By ___________________________________
                                             Name:
                                             Title:
                                             ___________________________________
                                             Dr. Manfred George Krukemeyer
                                             ("Licensor")
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                                   EXHIBIT A

                              REGISTRATION
MARK                               NO.            COUNTRY                        OWNER
- ---------------------------  ---------------  ----------------  ---------------------------------------
PHC PARACELSUS HEALTHCARE
 CORPORATION and Design         1,528,932      United States         Dr. Manfred George Krukemeyer
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